UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023 (February 21, 2023)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2023, Unrivaled Brands, Inc. (the “Company”) filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions of Series N Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Certificate of Designation became effective upon filing on February 22, 2023. The following is a summary of the principal terms of the Certificate of Designation:

Authorized Shares

The number of authorized shares of Series N Preferred Stock is 2,500,000 shares.

Dividends

The holders of the Series N Preferred Stock do not have any preferential dividend rights and shall be entitled to receive dividends, if any, only if, when, and as declared by the Company’s board of directors in its sole and absolute discretion.

Voting Rights

Each share of Series N Preferred Stock shall have the right to take action by written consent or vote in a number equal to the number of shares of the Company’s common stock into which such shares of Series N Preferred Stock are then convertible. These voting rights may be exercised by vote at an annual meeting of the stockholders of the Company or at a special meeting of the stockholders of the Company or by written consent of the holders of Series N Preferred Stock. Except as otherwise required by law or by the Company’s articles of incorporation of which the Certificate of Designation is a part, the holders of shares of the Company’s common stock and shares of Series N Preferred Stock shall vote together and not as separate classes.

Conversion

Each share of Series N Preferred Stock is convertible into one hundred shares of Common Stock, in the manner set forth in this paragraph and as further described in the Certificate of Designation. Each share of Series N Preferred Stock will automatically be converted into one hundred fully paid and nonassessable shares of Common Stock on the first anniversary of the date on which the holder’s shares of Series N Preferred Stock were issued.

Liquidation Preference

Upon any Liquidation Event (as defined in the Certificate of Designation), before any distribution or payment shall be made to the holders of any class or series of the Company’s capital stock ranking junior to the Series N Preferred Stock, the holders of the Series N Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to an aggregate of $1.00 allocated among all of the then-issued and outstanding shares of Series N Preferred Stock (the “Preference Value”). After the payment of the Preference Value of the shares of the Series N Preferred Stock as set forth in the Certificate of Designation, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company’s common stock and other classes or series of the Company’s capital stock in the manner provided by law or the charter documents of the Company.

Trading Market

There is no established trading market for any of the Series N Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series N Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series N Preferred Stock will be limited.

The foregoing descriptions of the Certificate of Designation and the Series N Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. These forward-looking statements may also relate to other matters described above. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 15, 2022 and other reports on file with the U.S. Securities and Exchange Commission.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Dated: February 27, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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